Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

For further information:
Brad Burke—Investors	Steve Iaco—Media
214.863.3100	212.984.6535
Brad.Burke@cbre.com	Steven.Iaco@cbre.com

CBRE’S BOARD APPOINTS CEO ROBERT SULENTIC AS BOARD CHAIR

Shira Goodman Appointed Lead Independent Director

Dallas, TX – November 17, 2023 — CBRE Group, Inc. (NYSE:CBRE) today announced that its Board of Directors has appointed Chief Executive Officer Robert Sulentic to the additional role of Chair of the Board of Directors, effective immediately.

Mr. Sulentic, who has served as President and CEO of CBRE since December 2012, succeeds Brandon Boze, who has served as Chair since May 2018 and will remain on the Board. Shira Goodman, former Chief Executive Officer of Staples, Inc. and a Director since May 2019, has been appointed Lead Independent Director.

Mr. Sulentic has partnered closely with Mr. Boze as Board Chair over the past five-plus years to drive strategic, operational and financial gains across the company.

“CBRE is well served by Bob’s appointment to Board Chair,” said Mr. Boze. “He is an exceptional executive who has led CBRE to significant growth and strong shareholder returns, an enhanced global industry leadership position, markedly strengthened balance sheet and improved employee engagement. I am pleased to hand the Chair responsibilities to Bob, who has repeatedly demonstrated that he is well placed to lead us forward, and Shira will be a highly effective Lead Independent Director, who will leverage her broad experience and knowledge of CBRE.”

“Unifying the CEO and Chair roles will enable us to build on the company’s many accomplishments and drive its long-term strategy. I look forward to working even more closely with Bob in the years ahead,” said Ms. Goodman, whose background at CBRE includes serving as Chair of the Audit Committee and Compensation Committee member.

“I am honored to assume the added responsibilities as Board Chair,” Mr. Sulentic said. “I want to thank Brandon for his strong contributions as Board Chair and look forward to Shira’s seasoned counsel as Lead Independent Director as well as the assistance of the entire Board as we position CBRE for the future.”

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2022 revenue). The company has more than 115,000 employees (excluding Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Board’s plans and the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Additional information concerning factors that may influence the company’s future performance under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2022, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.